Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2019 FINANCIAL RESULTS

Results impacted by high maintenance spending and low paper volumes

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Second quarter 2019 net earnings of $0.28 per share; earnings before items[1] of $0.57 per share
•	Paper prices $22 per ton higher quarter-over-quarter
•	73,000 tons of market-related downtime in Paper

Fort Mill, SC, August 1, 2019 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $18 million ($0.28 per share) for the second quarter of 2019 compared to net earnings of $80 million ($1.27 per share) for the first quarter of 2019 and net earnings of $43 million ($0.68 per share) for the second quarter of 2018. Sales for the second quarter of 2019 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $36 million ($0.57 per share) for the second quarter of 2019 compared to earnings before items1 of $91 million ($1.44 per share) for the first quarter of 2019 and earnings before items1 of $41 million ($0.65 per share) for the second quarter of 2018.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Second quarter 2019

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$15	$12	$0.19

● Margin improvement plan	Personal Care	Closure and restructuring costs	$8	$6	$0.10

First quarter 2019

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$10	$8	$0.12

● Margin improvement plan	Personal Care	Closure and restructuring costs	$4	$3	$0.05

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Second quarter 2018

● Gain on disposal of property, plant and equipment	Pulp and Paper	Other operating income, net	$3	$2	$0.03

QUARTERLY REVIEW

“Our results in the Paper business fell short of our expectations. This was primarily due to higher imports and customer destocking following a build-up of inventory ahead of the announced industry capacity closures, leading to lower volume and market-related downtime in our system. In Pulp, the current cycle in global markets led to downward price adjustments in most regions,” said John D. Williams, President and Chief Executive Officer. “The second quarter was also our peak outage quarter this year, with planned maintenance spending $44 million higher versus the first quarter. The elevated level of outages impacted productivity in Pulp and Paper.”

Mr. Williams added, “In Personal Care, we had a good performance with favorable input costs, and margin improvement initiatives coming in as planned. Our results were negatively impacted by the permanent closure of the Waco, Texas facility, resulting in lower overall production volumes and unfavorable absorption of fixed costs, but we do expect the full benefits of the closure to flow through in the second half of the year.”

Operating income was $34 million in the second quarter of 2019 compared to operating income of $115 million in the first quarter of 2019. Depreciation and amortization totaled $74 million in the second quarter of 2019.

Operating income before items1 was $57 million in the second quarter of 2019 compared to an operating income before items1 of $129 million in the first quarter of 2019.

(In millions of dollars)	2Q 2019	1Q 2019

Sales	$1,317	$1,376
Operating income (loss)
Pulp and Paper segment	62	144
Personal Care segment	(18)	(8)
Corporate	(10)	(21)
Total operating income	34	115
Operating income before items[1]	57	129
Depreciation and amortization	74	73

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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The decrease in operating income in the second quarter of 2019 was the result of higher maintenance costs, unfavorable productivity, higher fixed and other costs, lower volume in paper and higher raw material and freight costs. These factors were partially offset by lower selling, general and administrative expenses.

When compared to the first quarter of 2019, manufactured paper shipments were down 7% and pulp shipments increased 6%. The shipment-to-production ratio for paper was 98% in the second quarter of 2019, compared to 97% in the first quarter of 2019. Paper inventories increased by 15,000 tons, and pulp inventories decreased by 2,000 metric tons when compared to the first quarter of 2019.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $119 million and capital expenditures were $55 million, resulting in free cash flow1 of $64 million for the second quarter of 2019. Domtar’s net debt-to-total capitalization ratio1 stood at 22% at June 30, 2019 compared to 23% at March 31, 2019.

OUTLOOK

For the remainder of the year, we expect our paper volumes to improve and trend in line with the market while our paper prices should remain relatively stable. We will continue to balance our production to our customer demand in our Paper business. We anticipate some volatility in softwood and fluff pulp markets but should recover cyclically and seasonally in the back end of 2019. Personal Care is expected to benefit from our margin improvement plan and increased sales driven by a stronger order book. We expect moderate inflation in our costs for the second half of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2019 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 289-0438 (toll free - North America) or 1 (323) 794-2423 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2019 earnings results on October 31, 2019 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.5 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2018 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,096	1,123	2,243	2,223
Personal Care	237	247	484	509
Total for reportable segments	1,333	1,370	2,727	2,732
Intersegment sales	(16)	(17)	(34)	(34)
Consolidated sales	1,317	1,353	2,693	2,698
Depreciation and amortization
Pulp and Paper	58	61	115	122
Personal Care	16	18	32	36
Total for reportable segments	74	79	147	158
Impairment of long-lived assets - Personal Care	15	—	25	—
Consolidated depreciation and amortization and impairment of long-lived assets	89	79	172	158
Operating income (loss)
Pulp and Paper	62	79	206	155
Personal Care	(18)	2	(26)	10
Corporate	(10)	(19)	(31)	(26)
Consolidated operating income	34	62	149	139
Interest expense, net	13	16	26	32
Non-service components of net periodic benefit cost	(2)	(5)	(5)	(9)
Earnings before income taxes and equity loss	23	51	128	116
Income tax expense	5	8	29	19
Equity loss, net of taxes	—	—	1	—
Net earnings	18	43	98	97
Per common share (in dollars)
Net earnings
Basic	0.29	0.68	1.56	1.54
Diluted	0.28	0.68	1.55	1.54
Weighted average number of common shares outstanding (millions)
Basic	63.0	62.9	63.0	62.8
Diluted	63.3	63.2	63.3	63.1
Cash flows from operating activities	119	177	174	267
Additions to property, plant and equipment	55	37	101	62

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
	(Unaudited)
	$	$	$	$

Sales	1,317	1,353	2,693	2,698
Operating expenses
Cost of sales, excluding depreciation and amortization	1,079	1,096	2,131	2,180
Depreciation and amortization	74	79	147	158
Selling, general and administrative	105	118	228	228
Impairment of long-lived assets	15	—	25	—
Closure and restructuring costs	8	—	12	—
Other operating loss (income), net	2	(2)	1	(7)
	1,283	1,291	2,544	2,559
Operating income	34	62	149	139
Interest expense, net	13	16	26	32
Non-service components of net periodic benefit cost	(2)	(5)	(5)	(9)
Earnings before income taxes and equity loss	23	51	128	116
Income tax expense	5	8	29	19
Equity loss, net of taxes	—	—	1	—
Net earnings	18	43	98	97
Per common share (in dollars)
Net earnings
Basic	0.29	0.68	1.56	1.54
Diluted	0.28	0.68	1.55	1.54
Weighted average number of common shares outstanding (millions)
Basic	63.0	62.9	63.0	62.8
Diluted	63.3	63.2	63.3	63.1

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	93	111
Receivables, less allowances of $7 and $6	634	670
Inventories	823	762
Prepaid expenses	39	24
Income and other taxes receivable	41	22
Total current assets	1,630	1,589
Property, plant and equipment, net	2,563	2,605
Operating lease right-of-use assets	71	—
Intangible assets, net	586	597
Other assets	143	134
Total assets	4,993	4,925
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	3	—
Trade and other payables	682	757
Income and other taxes payable	30	25
Operating lease liabilities due within one year	24	—
Long-term debt due within one year	1	1
Total current liabilities	740	783
Long-term debt	824	853
Operating lease liabilities	63	—
Deferred income taxes and other	483	476
Other liabilities and deferred credits	264	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,977	1,981
Retained earnings	1,065	1,023
Accumulated other comprehensive loss	(424)	(467)
Total shareholders' equity	2,619	2,538
Total liabilities and shareholders' equity	4,993	4,925

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the six months ended
	June 30, 2019	June 30, 2018
	(Unaudited)
	$	$
Operating activities
Net earnings	98	97
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	147	158
Deferred income taxes and tax uncertainties	(1)	(5)
Impairment of long-lived assets	25	—
Net gains on disposals of property, plant and equipment	—	(4)
Stock-based compensation expense	5	5
Equity loss, net	1	—
Other	—	(1)
Changes in assets and liabilities
Receivables	40	27
Inventories	(54)	(10)
Prepaid expenses	(11)	(11)
Trade and other payables	(76)	1
Income and other taxes	(14)	9
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	1	(1)
Other assets and other liabilities	13	2
Cash flows from operating activities	174	267
Investing activities
Additions to property, plant and equipment	(101)	(62)
Proceeds from disposals of property, plant and equipment	1	4
Other	—	(6)
Cash flows used for investing activities	(100)	(64)
Financing activities
Dividend payments	(55)	(53)
Stock repurchase	(8)	—
Net change in bank indebtedness	3	—
Proceeds from receivables securitization facility	80	—
Repayments of receivables securitization facility	(110)	(25)
Repayments of long-term debt	(1)	—
Other	(1)	2
Cash flows used for financing activities	(92)	(76)
Net (decrease) increase in cash and cash equivalents	(18)	127
Impact of foreign exchange on cash	—	(2)
Cash and cash equivalents at beginning of period	111	139
Cash and cash equivalents at end of period	93	264
Supplemental cash flow information
Net cash payments for:
Interest	23	28
Income taxes	50	25

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2019			2018
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	80	18	98	54	43	99	87	283
(+)	Impairment of long-lived assets	($)	8	12	20	—	—	—	5	5
(+)	Closure and restructuring costs	($)	3	6	9	—	—	—	6	6
(+)	Litigation settlement	($)	—	—	—	2	—	—	—	2
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(2)	—	—	(3)
(-)	U.S. Tax Reform	($)	—	—	—	—	—	(7)	5	(2)
(=)	Earnings before items	($)	91	36	127	55	41	92	103	291
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	63.2	63.3	63.3	62.9	63.2	63.2	63.0	63.1
(=)	Earnings before items per diluted share	($)	1.44	0.57	2.01	0.87	0.65	1.46	1.63	4.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	80	18	98	54	43	99	87	283
(+)	Equity loss, net of taxes	($)	1	—	1	—	—	1	1	2
(+)	Income tax expense	($)	24	5	29	11	8	3	35	57
(+)	Interest expense, net	($)	13	13	26	16	16	15	15	62
(+)	Depreciation and amortization	($)	73	74	147	79	79	75	75	308
(+)	Impairment of long-lived assets	($)	10	15	25	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(3)	—	—	(4)
(=)	EBITDA	($)	201	125	326	159	143	193	220	715
(/)	Sales	($)	1,376	1,317	2,693	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin	(%)	15%	9%	12%	12%	11%	14%	16%	13%
	EBITDA	($)	201	125	326	159	143	193	220	715
(+)	Closure and restructuring costs	($)	4	8	12	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	2	—	—	—	2
(=)	EBITDA before items	($)	205	133	338	161	143	193	228	725
(/)	Sales	($)	1,376	1,317	2,693	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin before items	(%)	15%	10%	13%	12%	11%	14%	16%	13%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2019			2018
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	55	119	174	90	177	70	217	554
(-)	Additions to property, plant and equipment	($)	(46)	(55)	(101)	(25)	(37)	(49)	(84)	(195)
(=)	Free cash flow	($)	9	64	73	65	140	21	133	359

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	3	3		—	1	—	—
(+)	Long-term debt due within one year	($)	1	1		1	1	1	1
(+)	Long-term debt	($)	853	824		1,103	1,103	1,103	853
(=)	Debt	($)	857	828		1,104	1,105	1,104	854
(-)	Cash and cash equivalents	($)	(94)	(93)		(152)	(264)	(256)	(111)
(=)	Net debt	($)	763	735		952	841	848	743
(+)	Shareholders' equity	($)	2,608	2,619		2,493	2,458	2,553	2,538
(=)	Total capitalization	($)	3,371	3,354		3,445	3,299	3,401	3,281
	Net debt	($)	763	735		952	841	848	743
(/)	Total capitalization	($)	3,371	3,354		3,445	3,299	3,401	3,281
(=)	Net debt-to-total capitalization	(%)	23%	22%		28%	25%	25%	23%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD	Q1'19	Q2'19	Q3'19	Q4'19	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	—	—	206	(8)	(18)	—	—	(26)	(21)	(10)	—	—	(31)	115	34	—	—	149
(+)	Impairment of long-lived assets	($)	—	—	—	—	—	10	15	—	—	25	—	—	—	—	—	10	15	—	—	25
(+)	Closure and restructuring costs	($)	—	—	—	—	—	4	8	—	—	12	—	—	—	—	—	4	8	—	—	12
(=)	Operating income (loss) before items	($)	144	62	—	—	206	6	5	—	—	11	(21)	(10)	—	—	(31)	129	57	—	—	186

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	—	—	206	6	5	—	—	11	(21)	(10)	—	—	(31)	129	57	—	—	186
(+)	Non-service components of net periodic benefit cost	($)	3	3	—	—	6	—	—	—	—	—	—	(1)	—	—	(1)	3	2	—	—	5
(+)	Depreciation and amortization	($)	57	58	—	—	115	16	16	—	—	32	—	—	—	—	—	73	74	—	—	147
(=)	EBITDA before items	($)	204	123	—	—	327	22	21	—	—	43	(21)	(11)	—	—	(32)	205	133	—	—	338
(/)	Sales	($)	1,147	1,096	—	—	2,243	247	237	—	—	484	—	—	—	—	—	1,394	1,333	—	—	2,727
(=)	EBITDA margin before items	(%)	18%	11%	—	—	15%	9%	9%	—	—	9%	—	—	—	—	—	15%	10%	—	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	135	148	438	8	2	(3)	(12)	(5)	(7)	(19)	(18)	(3)	(47)	77	62	114	133	386
(+)	Impairment of long-lived assets	($)	—	—	—	—	—	—	—	—	7	7	—	—	—	—	—	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	8	8	—	—	—	—	—	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	5	18
(+)	Depreciation and amortization	($)	61	61	58	58	238	18	18	17	17	70	—	—	—	—	—	79	79	75	75	308
(=)	EBITDA before items	($)	140	143	197	211	691	26	20	14	20	80	(5)	(20)	(18)	(3)	(46)	161	143	193	228	725
(/)	Sales	($)	1,100	1,123	1,146	1,154	4,523	262	247	237	254	1,000	—	—	—	—	—	1,362	1,370	1,383	1,408	5,523
(=)	EBITDA margin before items	(%)	13%	13%	17%	18%	15%	10%	8%	6%	8%	8%	—	—	—	—	—	12%	10%	14%	16%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2019			2018
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,147	1,096	2,243	1,100	1,123	1,146	1,154	4,523
Operating income	($)	144	62	206	76	79	135	148	438
Depreciation and amortization	($)	57	58	115	61	61	58	58	238
Paper
Paper Production	('000 ST)	757	697	1,454	739	739	743	757	2,978
Paper Shipments - Manufactured	('000 ST)	736	681	1,417	769	754	727	721	2,971
Communication Papers	('000 ST)	615	567	1,182	640	615	596	595	2,446
Specialty and Packaging Papers	('000 ST)	121	114	235	129	139	131	126	525
Paper Shipments - Sourced from 3rd parties	('000 ST)	23	21	44	28	26	30	25	109
Paper Shipments - Total	('000 ST)	759	702	1,461	797	780	757	746	3,080
Pulp
Pulp Shipments(a)	('000 ADMT)	349	370	719	374	377	390	395	1,536
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	2%	2%	2%	4%	3%	3%	3%	4%
Softwood Kraft Pulp	(%)	53%	56%	54%	58%	56%	56%	55%	56%
Fluff Pulp	(%)	45%	42%	44%	38%	41%	41%	42%	40%

Personal Care Segment
Sales	($)	247	237	484	262	247	237	254	1,000
Operating (loss) income	($)	(8)	(18)	(26)	8	2	(3)	(12)	(5)
Depreciation and amortization	($)	16	16	32	18	18	17	17	70
Impairment of long-lived assets	($)	10	15	25	—	—	—	7	7

Average Exchange Rates	$US / $CAN	1.329	1.337	1.333	1.264	1.290	1.307	1.321	1.296
	$CAN / $US	0.752	0.748	0.750	0.791	0.775	0.765	0.757	0.772
	€ / $US	1.136	1.124	1.130	1.229	1.192	1.163	1.141	1.181

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.